UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2017

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2017, Jabil Inc. (the “Company”) entered into an amended and restated senior unsecured five-year credit agreement (the “Agreement”). The Agreement provides for a revolving credit facility in the initial amount of $1.8 billion, or its currency equivalent, which may, subject to the lenders’ discretion, potentially be increased up to $2.3 billion, or its currency equivalent (the “Revolving Credit Facility”), and a $500.0 million five-year term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). The Agreement was entered into among the Company; the initial lenders named therein; Citibank, N.A., as administrative agent; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents; BNP Paribas, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Sumitomo Mitsui Banking Corporation, as documentation agents; and Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners. Both of the Credit Facilities expire approximately five years from the date of closing, but in the case of the Revolving Credit Facility, subject to two one-year extension options (subject to the lenders’ discretion).

Interest and fees on Revolving Credit Facility and Term Loan Facility advances are based on the Company’s non-credit enhanced long-term senior unsecured debt rating as determined by S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch, Inc. (collectively, the “Rating Agencies”) all as more fully described in the Agreement. Interest is charged at a rate equal to (a) for the Revolving Credit Facility, either 0.000% to 0.575% above the base rate or 0.975% to 1.575% above the Eurocurrency rate and (b) for the Term Loan Facility, either 0.125% to 0.875% above the base rate or 1.125% to 1.875% above the Eurocurrency rate, in each case where the base rate represents the greatest of Citibank, N.A.’s base rate, 0.50% above the federal funds rate, and 1.0% above one-month LIBOR, but not less than zero, and the Eurocurrency rate represents adjusted LIBOR or adjusted CDOR, as applicable, for the applicable interest period, but not less than zero, each as more fully described in the Agreement. Fees include a facility fee based on the revolving credit commitments of the lenders and a letter of credit fee based on the amount of outstanding letters of credit. Based on the Company’s current non-credit enhanced long-term senior unsecured debt rating as determined by the Rating Agencies the current rates of interest for the Revolving Credit Facility are 0.175% above the base rate and 1.175% above the Eurocurrency rate and for the Term Loan Facility are 0.375% above the base rate and 1.375% above the Eurocurrency rate. The Credit Facilities include various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers.

As of the date of the Agreement, draws in the approximate amount of $1,046.0 million in revolving credit advances have been made and are outstanding under the Revolving Credit Facility and draws in the amount of $450.0 million in advances have been made and are outstanding under the Term Loan Facility.

Most of the lenders under the Credit Facilities and their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letter of credit and bank guarantee facilities, investment banking and trust services. The Company and some of its subsidiaries have entered into foreign exchange contracts and other derivative arrangements with certain of the lenders and their affiliates. In addition, most of the agents and lenders under the Credit Facilities held positions as agent and/or lender under the Company’s Existing Credit Agreement, as defined below.

The Agreement amends and restates the Company’s amended and restated five-year credit agreement dated July 6, 2015 (the “Existing Credit Agreement”), which established a revolving credit facility in the initial amount of $1.5 billion, subject to potential increases up to $2.0 billion and a delayed draw term loan facility in the amount of $500.0 million, and was to terminate on July 6, 2020. The Existing Credit Agreement was entered into among the Company; the initial lenders named therein; Citibank, N.A., as administrative agent; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents; and BNP Paribas, Mizuho Bank, Ltd. and The Bank of Nova Scotia, as documentation agents; and Citigroup Global Markets Inc., JPMorgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Mizuho Bank, Ltd. and the Bank of Nova Scotia, as joint lead arrangers and joint bookrunners.

Most of the lenders under the Existing Credit Agreement and their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letter of credit and bank guarantee facilities, investment banking and trust services. The Company and some of its subsidiaries have entered into foreign exchange contracts and other derivative arrangements with certain of the lenders and their affiliates. In addition, most of the agents and lenders under the Existing Credit Agreement hold positions as agent and/or lender under the Agreement.

The foregoing description of the Consent is not complete and is qualified in its entirety by reference to the Consent, which is filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference in this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

To the extent that entering into the Agreement constituted a termination of the Existing Credit Agreement, the information included in Item 1.01 of this Report relating to such termination is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Five Year Credit Agreement dated as of November 8, 2017 among Jabil Inc.; the initial lenders named therein; Citibank, N.A., as administrative agent; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents; BNP Paribas, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Sumitomo Mitsui Banking Corporation, as documentation agents; and Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

November 14, 2017	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President & Corporate Secretary